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                                                                    EXHIBIT 10.3

                     [ADVANCED GAMING TECHNOLOGY LETTERHEAD]

                              CONSULTING AGREEMENT
                       dated the 14th day of January 1998



BETWEEN:                ADVANCED GAMING TECHNOLOGY, INC. of
                        PO Box 1610, Suite 2482 - 650 West Georgia Street Vancouver, BC, Canada, V6B 4N9

                        hereinafter called "Company"



AND:                    USIS INTERNATIONAL CAPITAL CORPORATION
                        5 Ari Drive
                        Wesley Hills, New York 10901

                        hereinafter called "Consultant"


WHEREAS, the Company wishes to retain the services of Consultant to act on the Company's behalf with respect to public relations and financial market advisory services, Consultant will, as required, advise and assist the Company in the financial markets;

AND WHEREAS, the Company has previously granted Consultant:

(a) an Option Agreement, dated for reference the 30th day of July 1996 and subsequently amended, May 5, 1997, November 3, 1997, December 3, 1997, and, January 7, 1998, collectively referred to as Agreements and attached hereto as Schedule A; and

(b) a Performance Stock Option dated for reference the 14th day of January 1998 and attached hereto as Schedule B,

the Company and the Consultant now hereby wish to amend the Agreements and replace same with this Consulting Agreement whereby, upon execution of this Consulting Agreement the Schedule A and B Agreements shall be of no further force or effect and the only binding agreement between the parties shall be this Consulting Agreement.

NOW THEREFORE this Agreement witnesses that in consideration of mutual covenants and agreements hereinafter contained, the Parties hereto agree as follows:

1.0 TERM: The term of this Agreement is for a period of One Year (Term) and expires on the 29TH DAY OF JANUARY 1999.



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2.0         COMPENSATION:
            In lieu of compensation for Consultant's services rendered July 1996 to December 1997, the Consultant is hereby granted Five Hundred Thousand (500,000) common shares, issued pursuant to a S-8 Registration, and subject to Securities and Exchange Commission Rules and Regulations.

            In lieu of compensation for Consultant's services for the Term of this Agreement, Consultant is hereby granted a Stock Option (Option) to purchase One Million (1,000,000) common shares exerciseable at a price of US $0.05 per share. Consultants rights to exercise OPTIONS WILL EXPIRE ON THE 29TH DAY OF JANUARY 1999.

            The right to take up shares pursuant to the Option herein granted is exercisable by notice in writing to the Company accompanied by a certified cheque in favour of the Company for the full amount of the purchase price of the shares being therein purchased. When such payment is received, the Company covenants and agrees to issue and deliver to the Consultant, share certificates in the name of the Consultant for the number of shares so purchased. Shares will be issued pursuant to a S-8 registration and are subject to Securities and Exchange Commission Rules and Regulations.

3.0 INDEPENDENT CONTACTOR: The Company and Consultant hereby acknowledge and agree that the Consultant shall act as an independent contractor for the Company and that nothing in this Agreement shall be construed to have created a relationship of employer and employee, principal and agent, partners or joint venturers between the Company and the Consultant.

4.0 CONFIDENTIALITY: The Consultant undertakes to exercise all such confidentiality agreements as may be appropriate in acting as a Consultant to the Company.

5.0 The Consultant hereby agrees to communicate with an Officer or Director of the Company on a weekly basis, and provide a report on the services performed on behalf of the Company.

6.0 The Company hereby agrees to file a S-8 Registration Statement, and to pay all costs of such filing.

6.0 GOVERNING LAW: This Agreement shall be governed by the laws of the Province of British Columbia and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

7.0 NOTICES: All notices to one party to this Agreement by the other shall be in writing and delivered as set out at the beginning of this Agreement or to such other address as may be specified by one party to the other in a notice given in the manner herein provided. Any notice given in such manner shall be deemed to have been received by the party to whom it is given on the day of delivery. Notice may be sent by way of facsimile to the business offices of a party having a facsimile and such facsimile shall be deemed to be delivered on the date following the date of transmission.



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8.0         This Agreement constitutes the entire agreement between the parties hereto and, to be effective, any modification of this Agreement must be in writing and signed by the party to be charged thereby.

IN WITNESS WHEREOF the parties hereto have executed this Consulting Agreement as of the day and date first above written.

          CONSULTANT                       ADVANCED GAMING TECHNOLOGY, INC.

         /s/ MARK B. LAVI                           /s/ BOB MACKAY
--------------------------------------     ---------------------------------
USIS International Capital Corporation           Authorized Signatory
         Authorized Signatory


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